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                                                                   EXHIBIT 10.19


                      ASSIGNMENT OF NET PREMIUM RECEIVABLES

                                 BY AND BETWEEN

                        LASALLE BANK NATIONAL ASSOCIATION

                                       AND

                            ROYAL INDEMNITY COMPANY,

                     ROYAL SURPLUS LINES INSURANCE COMPANY,

                       LANDMARK AMERICAN INSURANCE COMPANY

                         -------------------------------

                                  JULY 1, 2003

                         ------------------------------

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                  This ASSIGNMENT OF NET PREMIUM RECEIVABLES (the "Assignment
Agreement"), dated as of July 1, 2003, is entered into by and between Royal Indemnity Company ("RIC"), Royal Surplus Lines Insurance Company ("RSLIC"), Landmark American Insurance Company ("Landmark", and together with RIC and RSLIC, the "Ceding Companies") and LaSalle Bank National Association (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Acquisition Agreement (defined below).

                               W I T N E S S E T H

                  WHEREAS, the Trustee is the trustee of "Underwriters Reinsurance Company, Grantor" trust (the "Trust");

                  WHEREAS, each of the Ceding Companies is a wholly-owned subsidiary of Royal Group, Inc., a Delaware corporation ("RGI"), and named beneficiary of the Trust;

                  WHEREAS, pursuant to an Acquisition Agreement by and between RGI and Alleghany Insurance Holdings LLC, a Delaware limited liability company, dated June 6, 2003 (the "Acquisition Agreement"), RGI agreed to cause the Ceding Companies to place Qualifying Assets in an amount equal to their respective portions of the Estimated NUPR, net of their respective portions of the Aggregate Ceding Commission, into the Trust, subject to the terms and conditions set forth in the Acquisition Agreement; and

                  WHEREAS, in connection with the transfer of the Estimated NUPR, each of the Ceding Companies have agreed to enter into this Assignment Agreement, pursuant to which the Ceding Companies will assign to the Trust, and grant the Trust a first priority perfected security interest in, all of the Ceding Companies' right, title and interest in, to and under all premium receivables related to the Reinsured Contracts, net of premiums ceded to third party reinsurers relating to such Reinsured Contracts (the "Assignment").

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                  NOW, THEREFORE, in consideration of the foregoing and the
respective covenants, agreements and conditions set forth herein and in the Acquisition Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                  Section 1. ASSIGNMENT AND ASSUMPTION.

                      (a) Subject to Section 1(b) hereto, each of the Ceding Companies hereby assigns, transfers, and conveys to the Trust all of Ceding Companies' right, title and interest in and to all of the premium receivables related to the Reinsured Contracts, net of premium receivables to be ceded to third party reinsurers relating to such Reinsured Contracts ("Net Premium Receivables").

                      (b) The parties hereto agree and acknowledge that Ceding Companies will not be obligated to pay any Net Premium Receivables to the Trust, unless such premiums are actually collected by the Ceding Companies.

                  Section 2. ACCEPTANCE OF ASSIGNMENT. Trustee hereby accepts the Assignment.

                  Section 3. ALL ACTIONS NECESSARY. Each party hereto, as reasonably requested by the other from time to time, shall take all reasonably appropriate action and execute any reasonably necessary and appropriate additional documents, instruments or conveyances of any kind (not containing additional representations and warranties, covenants or indemnities) which may be reasonably necessary to carry out any of the provisions of this Assignment Agreement.

                  Section 4. PERFECTED INTEREST IN ASSIGNMENT. The parties intend that the Trustee shall at all times have a first priority, perfected security interest in the Net Premium

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Receivables under the UCC and at common law. Each of the Ceding Companies shall use its reasonable best efforts to give effect to the foregoing requirements and shall provide the Trustee with the requisite power of attorney in order to allow the Trustee to execute and deliver UCC financing statements with respect to any and all intangible assets assigned or transferred to the Trustee hereunder.

                  Section 5. TERMINATION OF ASSIGNMENT. The Assignment hereunder may be terminated (i) by the mutual written consent of the Ceding Companies and Trustee; or (ii) automatically upon the termination of the Trust pursuant to the terms of the Trust Agreement.

                  Section 6. INTERPRETATION. Notwithstanding anything to the contrary contained in this Assignment Agreement, nothing contained herein shall be deemed to limit, restrict or modify in any manner the rights and obligations of the parties under the Quota Share Reinsurance Agreements, the Administrative Services Agreements or the Trust Agreement. In case of any conflict between this Assignment Agreement and (a) the Quota Share Reinsurance Agreements, (b) the Administrative Services Agreements, (c) the Trust Agreement, (d) any other Ancillary Agreement, or (e) the Acquisition Agreement, the Quota Share Reinsurance Agreements, the Administrative Services Agreements, the Trust Agreement, the other Ancillary Agreements or the Acquisition Agreement shall govern.

                  Section 7. BINDING EFFECT; ASSIGNMENT. This Assignment Agreement shall be binding upon each of the Ceding Companies and its successors and assigns and legal representatives. Except as provided in this Assignment Agreement, neither this Assignment Agreement, nor any right or obligation hereunder, may be directly or indirectly assigned or transferred by any party, in whole or in part, to any third party (other than to Ceding Companies' successors and assigns), including, without limitation, any bankruptcy trustee, by operation of

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law or otherwise, whether voluntary or involuntary, without the prior written consent of the parties hereto.

                  Section 8. THIRD PARTY BENEFICIARIES. This Assignment Agreement shall inure to the benefit of the Trust, the Grantor and the Ceding Companies, as named beneficiaries of the Trust, and their successors and permitted assigns and shall be binding upon the Ceding Companies and their successors and assigns, and nothing herein is intended or shall be construed to confer upon any other Person any right, remedy or claim under or by reason of this Assignment Agreement or any term, covenant or condition hereof.

                  Section 9. ARBITRATION. Any right of action hereunder or any dispute between the parties hereto arising out of, or relating to the formation, interpretation, performance, or breach of this Assignment Agreement, whether such dispute arises before or after termination of this Assignment Agreement, shall be submitted to arbitration in accordance with the terms and procedures of
Article XIII of the Quota Share Reinsurance Agreements.

                  Section 10. AMENDMENT. This Assignment Agreement may only be amended or modified by a written instrument executed by the parties hereto.

                  Section 11. GOVERNING LAW. This Assignment Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principals of conflicts of laws thereof.

                  Section 12. CONSENT TO JURISDICTION. Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the state and federal courts located in the State of Delaware for the purposes of enforcing this Assignment Agreement. If any action is brought in a state court, the parties shall take such actions as are within their control to cause any matter contemplated hereby to be assigned to the Chancery Court of the State of Delaware. In

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any action, suit or other proceeding, each of the parties hereto irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claims that it is not subject to the jurisdiction of the above courts, that such action or suit is brought in an inconvenient forum or that the venue of such action, suit or other proceeding is improper. Each of the parties hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding shall be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.

                  Section 13. SEVERABILITY. Any term or provision of this Assignment Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Assignment Agreement or affecting the validity or enforceability of any of the terms or provisions of this Assignment Agreement in any other jurisdiction. If any provision of this Assignment Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

                  Section 14. DESCRIPTIVE HEADINGS. The descriptive article and section headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Assignment Agreement.

                  Section 15. COUNTERPARTS. This Assignment Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, said counterparts together to constitute one and the same instrument.

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                  IN WITNESS WHEREOF, this Assignment Agreement has been duly executed and delivered by the duly authorized officers of ROYAL INDEMNITY COMPANY, ROYAL SURPLUS LINES INSURANCE COMPANY, LANDMARK AMERICAN INSURANCE COMPANY, and LASALLE BANK NATIONAL ASSOCIATION as of the date first above written.

                                    ROYAL INDEMNITY COMPANY

                                    By: /s/ Stephen M. Mulready
                                        ------------------------
                                        Name:  Stephen M. Mulready
                                        Title: President and Chief
                                               Executive Officer

                                    ROYAL SURPLUS LINES INSURANCE COMPANY

                                    By: /s/ Stephen M. Mulready
                                        ------------------------
                                        Name:  Stephen M. Mulready
                                        Title: President and Chief
                                               Executive Officer

                                    LANDMARK AMERICAN INSURANCE COMPANY

                                    By: /s/ Stephen M. Mulready
                                        ------------------------
                                        Name:  Stephen M. Mulready
                                        Title: President and Chief
                                               Executive Officer

                                    LASALLE BANK NATIONAL ASSOCIATION

                                    By: /s/ James L. Turco
                                        -------------------------
                                        Name:  James L. Turco
                                        Title: Vice President